MANAGEMENT AGREEMENT



TO:      Chinook Capital Management, LLC
         4380 SW Macadam Ave
         Suite 250
         Portland, OR 97239


Dear Ladies and Gentlemen:

     Unified Series Trust (the "Trust") herewith confirms our agreement with you.

     The Trust has been organized to engage in the business of a registered open-end investment company. The Trust currently offers several series of shares to investors, one of which is Chinook Emerging Growth Fund (the "Fund").

     You have been selected to act as the sole investment adviser of the Fund and to provide certain other services, as more fully set forth below, and you are willing to act as such investment adviser and to perform such services under the terms and conditions hereinafter set forth. Accordingly, the Trust agrees with you as follows effective upon the date of the execution of this Agreement.

     1.   ADVISORY SERVICES

          You will regularly provide the Fund with such investment advice as you in your discretion deem advisable and will furnish a continuous investment program for the Fund consistent with the Fund's investment objectives and policies. You will determine the securities to be purchased for the Fund, the portfolio securities to be held or sold by the Fund and the portion of the Fund's assets to be held uninvested, subject always to the Fund's investment objectives, policies and restrictions, as each of the same shall be from time to time in effect, and subject further to such policies and instructions as the Board of Trustees for the Trust (the "Board") may from time to time establish. You will advise and assist the officers of the Trust in taking such steps as are necessary or appropriate to carry out the decisions of the Board and the appropriate committees of the Board regarding the conduct of the business of the Fund.

     2.   ALLOCATION OF CHARGES AND EXPENSES

          You will pay the compensation and expenses of any persons rendering any services to the Fund who are officers, directors, equity owners or employees of your company and will make available, without expense to the Fund, the services of such of your employees as may duly be elected officers or trustees of the Trust, subject to their individual consent to serve and to any limitations imposed by law. The compensation and expenses of any officers, trustees and employees of the Trust who are not officers, directors, equity owners or employees of your company will be paid by the Fund. You will pay all expenses incurred by the Trust in connection with the organization and initial registration of shares of the Fund.

          The Fund will be responsible for the payment of all operating expenses of the Fund, including fees and expenses incurred by the Fund in connection with membership in investment company organizations; brokerage fees and commissions; legal, auditing and accounting expenses; non-organizational expenses of registering shares under federal and state securities laws; insurance expenses; taxes or governmental fees; fees and expenses of the custodian, transfer agent, shareholder service agent, dividend disbursing agent, plan agent, administrator, accounting and pricing services agent and distributor of the Fund; expenses, including clerical expenses, of issue, sale, redemption or repurchase of shares of the Fund; the fees and expenses of trustees of the Trust who are not affiliated with you; the cost of preparing and distributing reports and notices to shareholders; the cost of printing or preparing prospectuses and statements of additional information for delivery to the Fund's shareholders; the cost of printing or preparing stock certificates or any other documents, statements or reports to shareholders; expenses of shareholders' meetings and proxy solicitations; such extraordinary or non-recurring expenses as may arise, including litigation to which the Trust may be a party and indemnification for the Trust's officers and Trustees with respect thereto; or any other expense not specifically described above incurred in the performance of the Fund's obligations. All other expenses not assumed by you herein incurred by the Fund in connection with the organization, registration of shares and operations of the Fund will be borne by the Fund. The Fund will also pay expenses which it is authorized to pay pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

          You may obtain reimbursement from the Fund, at such time or times as you may determine in your sole discretion, for any of the expenses advanced by you, which the Fund is obligated to pay, and such reimbursement shall not be considered to be part of your compensation pursuant to this Agreement.

     3.   COMPENSATION OF THE ADVISER

          For all of the services to be rendered and payments to be made as provided in this Agreement, as of the last business day of each month, the Fund will pay you a fee at the annual rate set forth on Schedule A attached hereto.

          The average value of the daily net assets of the Fund shall be determined pursuant to the applicable provisions of the Declaration of Trust of the Trust or a resolution of the Board, if required. If, pursuant to such provisions, the determination of net asset value of the Fund is suspended for any particular business day, then for the purposes of this paragraph, the value of the net assets of the Fund as last determined shall be deemed to be the value of the net assets as of the close of the business day, or as of such other time as the value of the Fund's net assets may lawfully be determined, on that day. If the determination of the net asset value of the Fund has been suspended for a period including such month, your compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month).

          You agree that the Board of Trustees may suspend the payment of the advisory fee set forth above if you fail to follow directions of the Board as communicated to you in writing on behalf of the Board by its agents or the Trust's administrator, until such time as you reasonably comply with such directions.

     4.   EXECUTION OF PURCHASE AND SALE ORDERS

          In connection with purchases or sales of portfolio securities for the account of the Fund, it is understood that you will arrange for the placing of all orders for the purchase and sale of portfolio securities for the Fund with brokers or dealers selected by you, subject to review of this selection by the Board from time to time. You will be responsible for providing trade tickets on a timely basis to Unified Fund Services, Inc., the Trust's administrator, following the execution of trade orders. You agree to comply with the Trust's Good Faith Pricing Guidelines, as adopted by the Board and amended from time to time, in determining the fair value of securities held in the Fund's portfolio for which no current market price is readily available.

          You will be responsible for the negotiation and the allocation of principal business and portfolio brokerage. In the selection of brokers or dealers and placing of orders, you are directed at all times to seek for the Fund the best qualitative execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer.

          You should generally seek favorable prices and commission rates that are reasonable in relation to the benefits received. In seeking best qualitative execution, you are authorized to select brokers or dealers who also provide brokerage and research services to the Fund and the other accounts over which you exercise investment discretion. You are authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a Fund portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if you determine in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker or dealer. The determination may be viewed in terms of either a particular transaction or your overall responsibilities with respect to the Fund and to accounts over which you exercise investment discretion. The Fund and you understand and acknowledge that, although the information may be useful to the Fund and you, it is not possible to place a dollar value on such information. The Board shall periodically review the commissions paid by the Fund to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Fund.

          Consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc., and subject to seeking best qualitative execution as described above, you may give consideration to sales of shares of the Fund as a factor in the selection of brokers and dealers to execute Fund portfolio transactions.

          Subject to the provisions of the 1940 Act, and other applicable law, you, any of your affiliates or any affiliate of your affiliates may retain compensation in connection with effecting the Fund's portfolio transactions, including transactions effected through others. If any occasion should arise in which you give any advice to clients of yours concerning shares of the Fund, you will act solely as investment adviser for such client and not in any way on behalf of the Fund. Your services to the Fund pursuant to this Agreement are not to be deemed to be exclusive and it is understood that you may render investment advice, management and other services to others, including other registered investment companies.

     5.   LIMITATION OF LIABILITY OF ADVISER

          You may rely on information reasonably believed by you to be accurate and reliable. Except as may otherwise be required by the 1940 Act or the rules thereunder, neither you nor your shareholders, members, officers, directors, employees, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by the Trust in connection with, any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under, or payments made pursuant to, this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or negligence on the part of any such persons in the performance of your duties under this Agreement, or by reason of reckless disregard by any of such persons of your obligations and duties under this Agreement.

          Any person, even though also a director, officer, employee, member, shareholder or agent of you, who may be or become an officer, director, Trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with your duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, member, shareholder or agent of you, or one under your control or direction, even though paid by you.

     6.   DURATION AND TERMINATION OF THIS AGREEMENT

          This Agreement shall take effect on the date of its execution, and shall remain in force for a period of two years from the date of its execution, and from year to year thereafter, subject to annual approval by:
     (i) the Board; or (ii) a vote of a "majority of the outstanding voting securities of the Fund, as defined in the 1940 Act; provided that in either event continuance is also approved by a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of you or the Trust, by a vote cast in person at a meeting called for the purpose of voting such approval.

          If the shareholders of the Fund fail to approve the Agreement in the manner set forth above, upon request of the Board, you will continue to serve or act in such capacity for the Fund for the period of time pending required approval of the Agreement, of a new agreement with you or a different adviser or other definitive action; provided that the compensation to be paid by the Fund to you for your services to and payments on behalf of the Fund will be equal to the lesser of your actual costs incurred in furnishing such services and payments or the amount you would have received under this Agreement for furnishing such services and payments.

          This Agreement may, on 60 days' written notice, be terminated with respect to the Fund, at any time without the payment of any penalty, by the Board, by a vote of a majority of the outstanding voting securities of the Fund, or by you. This Agreement shall automatically terminate in the event of its assignment, as such terms is defined in the 1940 Act.

     7.   USE OF NAME

          The Trust and you acknowledge that all rights to the name "Chinook" belong to you, and that the Trust is being granted a limited license to use such words in its Fund name or in any class name. In the event you cease to be the adviser to the Fund, the Trust's right to the use of the name "Chinook" shall automatically cease on the 90th day following the termination of this Agreement. The right to the name may also be withdrawn by you during the term of this Agreement upon 90 days' written notice by you to the Trust. Nothing contained herein shall impair or diminish in any respect, your right to use the name "Chinook" in the name of, or in connection with, any other business enterprises with which you are or may become associated. There is no charge to the Trust for the right to use this name.

     8.   AMENDMENT OF THIS AGREEMENT

          No provision of this Agreement may be changed, waived, discharged or terminated orally, and no amendment of this Agreement shall be effective until approved by the Board, including a majority of the Trustees who are not interested persons of you or of the Trust, cast in person at a meeting called for the purpose of voting on such approval, and (if required under interpretations of the 1940 Act by the Securities and Exchange Commission or its staff) by vote of the holders of a majority of the outstanding voting securities of the series to which the amendment relates.

     9.   LIMITATION OF LIABILITY TO TRUST PROPERTY

          The term "Trustees" means and refers to the Trust's trustees from time to time serving under the Trust's Declaration of Trust as the same may be amended from time to time. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but bind only the trust property of the Trust, as provided in the Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees and shareholders of the Trust and signed by officers of the Trust, acting as such, and neither such authorization by such Trustees and shareholders nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust. A copy of the Agreement and Declaration of Trust is on file with the Secretary of the State of Ohio.

     10.  SEVERABILITY

          In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

     11.  QUESTIONS OF INTERPRETATION

          (a) This Agreement shall be governed by the laws of the State of Ohio.

          (b) For the purpose of this Agreement, the terms "majority of the outstanding voting securities," "control," "assignment" and "interested person" shall have their respective meanings as defined in the 1940 Act and rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act; and the term "brokerage and research services" shall have the meaning given in the Securities Exchange Act of 1934, as amended.

          (c) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by the Securities and Exchange Commission or its staff. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is revised by rule, regulation, order or interpretation of the Securities and Exchange Commission or its staff, such provision shall be deemed to incorporate the effect of such rule, regulation, order or interpretation.

     12.  NOTICES

         Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust is 431 North Pennsylvania Street, Indianapolis, Indiana 46206, and your address for this purpose shall be 4380 SW Macadam Ave, Suite 250, Portland, OR 97239.

     13.  COUNTERPARTS

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14.  BINDING EFFECT

          Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

     15.  CAPTIONS

          The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

          If you are in agreement with the foregoing, please sign the form of acceptance below and return it to the Trust, whereupon this letter shall become a binding contract upon the date thereof.

         Approved and Dated as of ________________, 2004.

                      Yours very truly,

                      UNIFIED SERIES TRUST


                      By:
                          --------------------------------------------
                             Anthony J. Ghoston, President


                                   ACCEPTANCE

         The foregoing Agreement is hereby accepted.

                              CHINOOK CAPITAL MANAGEMENT, LLC


Date: ___________, 2004       By:
                                  -------------------------------------
                                   Name:
                                   Title:




ATTEST:



Name:
Title:

                                                                     Schedule A

                      Advisory Fees To be Paid to Advisor




Asset Under Management                                        Annual Rate
-------------------------------------------------------------------------
Up to $50,000,000                                             1.35%
$50,000,001 to $150,000,000                                   1.25%
$150,000,001 to $250,000,000                                  1.15%
$250,000,001+                                                 1.00%